SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                             (Amendment No.______ )

Filed by the Registrant:                                /X/
Filed by a Party other than the Registrant:             /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             FIRST FINANACIAL CORP.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

/_/ $125 per Exchange Act Rule 0-11(c)(1)(ii), or 14a-6(i)(1), or
    14a-6(i)(2), or Item 22(a) (2) of Schedule 14A.
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:


2) Aggregate number of securities to which transaction applies:


3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0--11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration No.:

    3) Filing Party:

    4) Date Filed:




                             FIRST FINANCIAL CORP.
                              180 WASHINGTON STREET
                         PROVIDENCE, RHODE ISLAND 02903

                                                                   April 9, 1997

To Our Shareholders:

    On behalf of the Board of Directors, I cordially invite you to attend the 1997 Annual Meeting of Shareholders of First Financial Corp. The Annual Meeting will begin at 3:00 p.m. on Wednesday, May 14, 1997, at the Squantum Association, 947 Veterans Memorial Parkway, East Providence, Rhode Island. The formal notice of the Annual Meeting appears on the next page.

    The attached proxy statement describes the matters that we will expect to act upon at the Annual Meeting. Shareholders who are present at the Annual Meeting will also have an opportunity to ask questions of broad interest to First Financial Corp. shareholders.

    It is extremely important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and date the enclosed proxy card and return it promptly in the postage pre-paid envelope. The Board of Directors recommends that shareholders vote FOR Items 1 and 2.

    We are gratified by our shareholders continued interest in First Financial Corp. and we are extremely pleased that in the past so many of you have voted your shares either in person or by proxy. We hope that you will continue to support your Corporation and urge you to return your proxy card as quickly as possible.

                                            Sincerely,


                                            /s/Patrick J. Shanahan, Jr.
                                            -------------------------------

                                            PATRICK J. SHANAHAN, JR.
                                            President and
                                            Chief Executive Officer








                              FIRST FINANCIAL CORP.
                              180 WASHINGTON STREET
                         PROVIDENCE, RHODE ISLAND 02903

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 1997

                                   ----------

    Notice is hereby given that the regular Annual Meeting of Shareholders of FIRST FINANCIAL CORP., a Rhode Island corporation (the "Company"), will be held at the Squantum Association, 947 Veterans Memorial Parkway, East Providence, Rhode Island on Wednesday, May 14, 1997, at 3 p.m. for the following purposes:

    1. To elect three Directors of the Company, each of whom will serve for a three-year term;

    2. To ratify and appoint Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997; and

    3. To transact any other business which may properly come before the meeting, or any adjournment thereof.

    The close of business on March 24, 1997 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. The bylaws require that the holders of a majority in interest of all stock issued, outstanding and entitled to vote be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.

                                         By order of the Board of Directors

                                         /s/ Willim F. Hague, Jr.
                                         ------------------------------

                                         WILLIAM F. HAGUE, JR.
                                         Secretary
                                         First Financial Corp.

Providence, Rhode Island
April 9, 1997








                              FIRST FINANCIAL CORP.
                              180 WASHINGTON STREET
                         PROVIDENCE, RHODE ISLAND 02903

                                   ----------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 1997

                                   ----------

                               GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of First Financial Corp. (the "Company") to be held on May 14, 1997 and at any adjournments thereof. Shareholders of record at the close of business on March 24, 1997 will be entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying form of proxy are first being mailed or given to holders of common stock, par value $1.00 per share, of the Company (the "Common Stock") on or about April 9, 1997.

    The financial statements for the Company for the fiscal year ended December 31, 1996 are contained in the Annual Report to First Financial Corp. Shareholders for the year ended December 31, 1996 (the "Annual Report"). A copy of the Company's Annual Report has been previously mailed or mailed simultaneously herewith to all Shareholders.

    Proxies in the form enclosed are solicited by the Board of Directors of the Company. Any stockholder giving a proxy in the enclosed form has the power to revoke it at any time before it is exercised. A stockholder's right to revoke his proxy is not limited by, or subject to, compliance with any specified formal procedure. A stockholder may revoke a proxy by attending the meeting and voting in person. Any such proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no instructions are given on the proxy, the proxy will be voted
(i) FOR the election, as directors of the Company, of the nominees named within, and (ii) FOR the ratification and appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997. At present, management knows of no additional matters to be presented at the Annual Meeting, but if other matters are presented, the persons named in the proxy and acting thereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

    A proxy may be revoked at any time prior to its exercise (i) by submitting a written notice, addressed to William F. Hague, Jr., at the principal office of the Company, revoking such proxy, or (ii) in open meeting prior to the taking of a vote. Any shareholder of the Company entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person on any matter presented for a vote to the shareholders of the Company at the Annual Meeting, whether or not such shareholder has previously given a proxy.

    Solicitation of proxies will be made initially by mail. Proxies may also be solicited personally, by telephone or by facsimile transmission by the directors, officers and other employees of the Company or of the Company's subsidiary, First Bank and Trust Company (the "Bank"). The Company will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of the management of the Company, mail material to or otherwise communicate with the beneficial owners of the shares of Common Stock of the Company held of record by such brokers, custodians, nominees or other fiduciaries.

    Written notice of the results of the voting at the Annual Meeting or adjournments thereof will not be mailed to shareholders, but will be available upon request, without charge. The Company maintains its principal executive offices at 180 Washington Street, Providence, Rhode Island 02903, and its telephone number is (401) 421-3600.







                             VOTING SECURITIES

    As of March 24, 1997, the record date for the Annual Meeting, all of the 1,261,241 shares of Common Stock of the Company outstanding are entitled to vote at the Annual Meeting. Fractional shares are not entitled to be voted, but each full share of Common Stock of the Company entitles the holder thereof to one vote on all matters properly brought before the Annual Meeting. At present, the Common Stock is the only class of capital stock of the Company that is issued and outstanding.

    The following table provides information regarding persons or organizations known by the Company to be the beneficial owners of more than five percent (5.0%) of the outstanding shares of Common Stock of the Company as of March 20, 1997.

                                                                AMOUNT AND
                                                                 NATURE OF
                                                                BENEFICIAL     PERCENT     NOTES OF
                  NAME OF BENEFICIAL OWNER                     OWNERSHIP(1)   OF CLASS   EXPLANATION
                  ------------------------                     ------------   --------   -----------
Wellington Management Company, LLP                                120,000        9.5%         (2)
Ricci Associates                                                   99,700        7.9%         (3)
John Hancock Mutual Life Insurance Company                         95,000        7.5%         (4)
William A. Carroll (deceased)                                      89,450        7.1%         (5)
John Sheldon Clark                                                 83,000        6.6%         (6)
Patrick J. Shanahan, Jr.                                           78,521        6.2%         (7)

--------

NOTES OF EXPLANATION

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic interest in shares set opposite their respective names.

(2) All of such shares are held by Wellington Management Company LLP ("WMC") in its capacity as investment adviser for clients of WMC. WMC has shared power to vote 80,000 of such shares and sole power to vote 40,000 of such shares. WMC's principal address is 75 State Street, Boston, Massachusetts 02109.

(3) Ricci Associates is a Rhode Island general partnership with an address of 201 Lorimar Avenue, Providence, Rhode Island 02906.

(4) Includes (i) 94,000 shares held by the John Hancock Bank and Thrift Opportunity Fund, an indirect wholly-owned subsidiary of John Hancock Mutual Life Insurance Company ("JHMLIC") and a closed-end diversified management company registered under Section 8 of the Investment Company Act of 1940; and (ii) 1,000 shares held by the Financial Industries Fund, an indirect wholly-owned subsidiary of JHMLIC and an open-end diversified management company registered under Section 8 of the Investment Company Act of 1940. All of such shares are held pursuant to Advisory Agreements with John Hancock Advisors, Inc. ("JHA"), an indirect subsidiary of JHMLIC and affiliate of each of the funds. Pursuant to the Advisory Agreements, JHA has sole voting power over all such shares.

(5) Includes 10,000 shares owned by Mr. Carroll's wife. Mr. Carroll was Chairman of the Board of Directors of the Company until his death in February 1997.

(6) Includes (i) 25,000 shares held by the "Trust under the will of Charles M. Clark, Jr. for the benefit of Valer C. Austin", of which Mr. Clark is trustee and (ii) 17,500 shares held by the "Trust under the will of Charles
    M. Clark, Jr. for the benefit of John Sheldon Clark", of which Mr. Clark is trustee. As trustee of both trusts, Mr. Clark has sole voting power over all of such shares. Mr. Clark resides at 6102 East Mockingbird, #622, Dallas, Texas 75214.

(7) Includes  8,150 shares owned in the name of either Mr.  Shanahan or Margaret
    F. Shanahan, his wife and 500 shares owned by Margaret F. Shanahan separately. Mr. Shanahan is President, Chief Executive Officer and a Director of the Company and Chairman, President, Chief Executive Officer and a Director of the Bank. See "Continuing Directors" for Mr. Shanahan's biography.



                                        2





                              ELECTION OF DIRECTORS
                               (PROPOSAL NUMBER 1)

    The By-laws of the Company stipulate that the business and affairs of the Company shall be managed by a Board of Directors (the "Company Board"), which shall consist of not less than three nor more than thirteen individuals divided into three classes as nearly equal in size as possible. The directors of the Company are elected by the shareholders of the Company for staggered three year terms or until their successors are elected and qualified. Currently the members of the Company Board are also the members of the Board of Directors of the Bank (the "Bank Board"). The directors of the Bank are elected annually for a one year term.

    The Company Board, following the recommendation of the Nominating Committee, has recommended the following three nominees (all of whom are currently Directors) to fill the three positions. If elected, each of Messrs. Coloian, Nazarian and Shields will hold office for a three year term until the Annual Meeting to be held in the year 2000.

NOMINEES FOR DIRECTORS OF THE COMPANY

    The following table sets forth the names of the three nominees for Director of the Company, their principal occupations, ages and periods of service as Directors of the Company. Information regarding their ownership of shares of Common Stock of the Company as of March 20, 1997 may be found at "Security Ownership of Certain Beneficial Owners and Management".

                                                                                       DIRECTOR OF
                                                                                           THE
CLASS                NAME               AGE            PRINCIPAL OCCUPATION           COMPANY SINCE
-----                ----               ---            --------------------           -------------
  I      Artin Coloian, Esq.  ........   32   Executive Assistant to the Mayor of          1996
                                                Providence, RI

  I      John Nazarian, Ph.D. ........   64   President, Rhode Island College              1996

  I      William P. Shields ..........   59   Commissioner, Rhode Island State Board       1993
                                                of Elections

    The following biographical information is provided for the three nominees as indicated above:

ARTIN COLOIAN, ESQ.

    Mr. Coloian was appointed to the Company Board in June 1996, to fill the unexpired term formerly held by Edward W. Ricci. Mr. Coloian has been Executive Assistant to the Mayor of Providence, Rhode Island since August 1993. Prior to such time, Mr. Coloian was an Executive Assistant to Senator John Chafee, United States Senator from the State of Rhode Island.

JOHN NAZARIAN, PH.D.

    John Nazarian, Ph.D. was appointed to the Company Board in June 1996. Dr. Nazarian has been the President of Rhode Island College since May 1990. Dr. Nazarian is a Director of Nazarian Corp., a California professional corporation.

WILLIAM P. SHIELDS

    Mr. Shields has served as a Director of the Company since 1993. Since December 1993, Mr. Shields has been a Commissioner of the Board of Elections of the State of Rhode Island. From 1987 to 1994, Mr. Shields was the Vice President of Bonnett Liquors. Mr. Shields served as a Deputy Director of Administration of the Office of the Attorney General of Rhode Island from 1986 to 1992.



                                        3





    If at the time of the Annual Meeting any of the nominees should be unable to serve or should decline to serve, the discretionary authority provided in the proxies may be exercised to vote for a substitute or substitutes, who would be designated by the Board of Directors of the Company, and would be elected to the same class or classes as the nominees for whom they are substituted. The By-laws of the Company provide that any shareholder of the Company may make nominations for the election of Directors by providing written notice to the Secretary of the Company not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of the shareholders at which election of directors has been called.

    An affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting is necessary for the election of the individuals named above. There is no cumulative voting in elections of directors of the Company. Unless otherwise specified, proxies will be voted in favor of the nominated individuals.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

CONTINUING DIRECTORS

    The following table sets forth certain information about those Directors of the Company whose terms of office do not expire at the Annual Meeting and who consequently are not nominees for re-election at the Annual Meeting.


                                                                              DIRECTOR OF        TERM OF
                                                                                   THE         OFFICE WILL
CLASS                NAME               AGE        PRINCIPAL OCCUPATION       COMPANY SINCE      EXPIRE
-----                ----               ---        --------------------       -------------      ------
II       Patrick J. Shanahan, Jr.  ...   52   President and Chief Executive        1980            1998
                                                Officer of the Company and
                                                Chairman, President and Chief
                                                Executive Officer of the Bank
II       Joseph V. Mega ..............   63   President, Crugnale Bakery           1994            1998
                                                Providence, RI
III      Raymond F. Bernardo .........   79   Retired                              1980            1999
III      Joseph A. Keough, Esq.  .....   55   Attorney, Keough and Gearon          1980            1999
III      Peter L. Mathieu, Jr., M.D.     72   Pediatrician                         1980            1999


    Mr. Bernardo retired in 1995. Prior to such time, Mr. Bernardo served as Chief Executive Officer of K.G.R. Realty Co. from 1970 until 1995. Mr. Bernardo was also President and Chief Executive Officer of Providence Granite Co., Inc. from 1947 through 1983.

    Except as indicated above, each Director has been employed during the past five years in his respective positions.

    All of the above-named Directors of the Company are also Directors of the Bank.

OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Attendance of Directors

    The Company Board meets quarterly and the Bank Board meets monthly. Each Board of Directors may have additional special meetings upon the request of the Chairman of the Board, the President or any three members of their respective Board of Directors. During the year ended December 31, 1996, the Company Board met five (5) times and the Bank Board met eleven (11) times. In 1996, Carl H. Rosati



                                        4





attended 2 meetings of the Company Board and 3 meetings of the Bank Board prior to his death in April 1996. In 1996, William A. Carroll attended 4 meetings of the Company Board and 8 meetings of the Bank Board. Mr. Carroll failed to attend one meeting of the Company Board and 3 meetings of the Bank Board because of illness. Mr. Coloian and Dr. Nazarian were appointed to the Company Board and the Bank Board in June 1996. Each has attended all meetings of the Company Board and Bank Board subsequent to their appointment. Other than the foregoing individuals, no director attended fewer than 75% of the total of board meetings held by either the Company or the Bank during the year ended December 31, 1996.

Compensation of Directors

    Currently, all Directors of the Company receive a Director's fee of three hundred dollars ($300) for each Company Board meeting attended. Each Director receives an annual retainer of $3,000 and a Director's fee of three hundred dollars ($300) for each Bank Board meeting attended up to a maximum of six hundred dollars ($600) for meetings attended on any given day. In addition, each non-employee Director of the Company and the Bank receives a fee of three hundred ($300) dollars for all committee meetings attended. The Company and the Bank have implemented a deferred compensation plan for their Directors which allows such directors to defer the receipt of Director's fees paid by the Company and the Bank until their services with the Company Board and Bank Board terminate.

COMMITTEES OF THE BOARDS OF DIRECTORS

    The Company Board and the Bank Board have each appointed certain committees. Each has an Audit Committee comprised of the same members. In addition, among other committees, the Bank Board has established a CRA/Compliance Committee, Asset/Liability Committee ("ALCO"), and a
Compensation Committee.

    The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent public accountants, the scope of other services provided by the Company's independent public accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and makes recommendation to the Company Board on the engagement of the independent public accountants, as well as other matters which may come before it or as directed by the Company Board. In 1996, the Audit Committee of the Company and the Bank consisted of Messrs. Keough, Bernardo, Carroll and Shields, and was chaired by Mr. Keough. The Audit Committee meets quarterly.

    The CRA/Compliance Committee is responsible for overseeing, coordinating and evaluating the Bank's performance under the Community Reinvestment Act and the Bank Secrecy Act. The Committee reviews specific policies and policy statements and assesses the Bank's compliance with those policies and overall compliance with federal and state law. The CRA/Compliance Committee of the Bank consists of Messrs. Coloian and Mega and Drs. Mathieu and Nazarian. The CRA/Compliance Committee meets quarterly.

    The ALCO establishes, coordinates, communicates and controls the management of asset/liability procedures. The primary role of the committee is to establish and monitor the volume and mix of the Bank's assets and deposits (sources and uses of funds). The objective of the committee is to manage assets and deposits of the Bank while promoting consistency with the Bank's goals for liquidity, capital growth, risk, and profitability. The ALCO consists of Messrs. Keough, Mega, Shanahan, DePamphilis, Macomber and Mrs. Ricci and is chaired by Mr. Macomber. The ALCO Committee meets semiannually.

    The Compensation Committee is responsible for establishing the compensation of the Company's directors, officers and employees, including salaries, bonuses, commissions, benefit plans, the grant of options and other forms of, or matters relating to, compensation. During 1996, the Compensation Committee consisted of Messrs. Carroll, Bernardo and Mega.

EXECUTIVE COMPENSATION

    The following table sets forth in summary form all compensation paid by the Company and the Bank to Mr. Shanahan for services rendered in all capacities to the Company and the Bank during the past two fiscal years. No other executive officer received compensation in excess of $100,000 for such years.



                                        5





                           SUMMARY COMPENSATION TABLE

                                                                            ALL OTHER
            NAME AND PRINCIPAL POSITION                YEAR    SALARY    COMPENSATION(1)
            ---------------------------                ----    ------    ---------------
PATRICK J. SHANAHAN, JR.  ..........................   1996   $223,350       $ 8,811
  President and Chief Executive Officer                1995   $213,675       $ 8,759

--------
(1) Includes $1,311 and $1,259 in insurance premiums paid by the Company for a term life insurance policy in favor of Mr. Shanahan in 1996 and 1995, respectively, and $7,500 and $7,500 paid to Mr. Shanahan as director fees in 1996 and 1995, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

    The Company does not maintain any stock option or stock-based compensation plans. No stock options were granted to Mr. Shanahan for the year ended December 31, 1996.

                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information with respect to (i) option exercises by Mr. Shanahan for the fiscal year ended December 31, 1996; (ii) the number of unexercised options held by Mr. Shanahan as of December 31, 1996; and
(iii) the value of unexercised in-the-money options (options for which the fair market value of the Common Stock exceeds the exercise price) as of December 31, 1996.

                                                                         NUMBER OF              VALUE OF
                                                                         SECURITIES            UNEXERCISED
                                                                   UNDERLYING UNEXERCISED     IN-THE-MONEY
                                                                         OPTIONS AT            OPTIONS AT
                                         SHARES                      DECEMBER 31, 1996      DECEMBER 31, 1996
                                       ACQUIRED ON      VALUE           EXERCISABLE/          EXERCISABLE/
                NAME                   EXERCISE(#)   REALIZED($)       UNEXERCISABLE          UNEXERCISABLE
                ----                   -----------   -----------       -------------          -------------
PATRICK J. SHANAHAN, JR.(1) ......       28,041      $273,399.75            0/0                   0/0

--------
(1) Pursuant to a stock option agreement dated November 24, 1986, Between the Company And Mr. Shanahan, as amended (The "Option Agreement"), The Company Granted To Mr. Shanahan An Option (The "Option") To Purchase 60,000 Shares Of The Common Stock Of The Company At An Exercise Price Of $2.50 Per Share (As Adjusted For The 10 For 1 Stock Split Declared By The Company In December 1994). The Option Was To Expire If Not Exercised By Mr. Shanahan On Or Before November 24, 1996. Mr. Shanahan Exercised The Option On May 13, 1996, At An Aggregate Exercise Price Of $150,000 (The "Aggregate Exercise Price"). In Addition, As A Result Of The Exercise, Mr. Shanahan Incurred Federal And State Income Tax Liability On The Difference Between The Fair Market Value Of The Shares Acquired Upon Exercise ($9.75 Per Share On May 13, 1996) And The Aggregate Exercise Price (The "Option Value"). In Connection With This Income Tax Liability, Upon The Exercise, Mr. Shanahan Was Required To Pay To The Company The Applicable Minimum State And Federal Withholding Tax As Applied To The Option Value (The "Immediate Withholding Tax"). Pursuant To The Stock Option Agreement. Mr. Shanahan Exercised The Option In A Manner By Which Both The Option Exercise Price And The Immediate Withholding Tax Otherwise Payable By Mr. Shanahan To The Company Were Offset Against The Shares Otherwise Issuable To Mr. Shanahan Upon Exercise Of The Option. As A Result, The 60,000 Shares Of Common Stock Mr. Shanahan Was Entitled To Receive Was Reduced By The Number Of Shares Equivalent In Value To The Sum Of The Aggregate Exercise Price And The Immediate Withholding Tax, Or 31,959 Shares. Upon The Exercise Of The Option By Mr. Shanahan (As Described Above), The Option Agreement Terminated.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The Company has implemented a non-qualified supplemental executive retirement plan (the "SERP") to provide certain officers and highly compensated employees with additional retirement benefits. Benefits under the SERP are intended to supplement benefits payable under the defined Pension Plan (see below)



                                        6





which are subject to: (i) federal law limitations applicable to qualified pension plans; and (ii) early retirement penalties set forth in the Pension Plan. Benefits payable under the SERP are designed to recover those benefits that would be payable under the Pension Plan if not for such limitations.

    The SERP is a non-qualified benefit plan. Prior to the establishment of the Company Compensation Committee, participants in the SERP were determined by the Company Board. Any future participants in the SERP will be determined by the Company Compensation Committee. Benefits are determined on the basis of the participant's three highest years' base salary. Benefits are payable only upon death, retirement in accordance with the terms of the SERP, or termination of employment with the Company. As of December 31, 1996, the only participant in the SERP was Mr. Shanahan. The Company incurred an expense of $64,714 with respect to the SERP for the year ended December 31, 1996. If Mr. Shanahan were to retire at age 53 on January 1, 1998, his annual benefit under the SERP would be approximately $71,400.

    The Company has established an irrevocable grantor's trust ("rabbi trust") in connection with the SERP. This trust was funded with contributions from the Company for the purpose of providing the benefits promised under the terms of the SERP. The SERP participants have only the rights of unsecured creditors with respect to the trust's assets, and do not recognize income with respect to benefits provided by the SERP until such benefits are received by the participants. The assets of the rabbi trust are considered part of the general assets of the Company and are subject to the claims of the Company's creditors in the event of the Company's insolvency. Earnings on the trust's assets are taxable to the Company.

PENSION PLAN

    The Bank is a member of the Financial Institutions Retirement Fund ("FIRF") which sponsors a multiple employer pension plan (the "Pension Plan"). Contributions to the Pension Plan are determined on an actuarial basis for the benefit of all qualifying employees. Employees become eligible for participation on attainment of age 21 and completion of one year of service to the Bank. The Pension Plan provides an annual benefit upon retirement calculated by adding the products of (i): (a) 1.5% multiplied by; (b) the employee's years of benefit service multiplied by; (c) the employee's highest average salary for three consecutive years of service ("High-3 Average Compensation"); up to the covered Compensation Level (defined generally as the average of the maximum social security wage base for the 35-year period preceding social security retirement age), and (ii): (x) 2.0% multiplied by; (y) the employee's years of benefit service multiplied by; (z) the employee's High-3 Average Compensation to the extent it exceeds the Covered Compensation Level. Under the terms of the Pension Plan, benefits are calculated as a 10 year certain and continuous annuity. Participants may elect payment in the "regular form" or in another one of the annuity forms available under the Pension Plan. Benefit payments generally begin at age 65, but they can begin earlier in a reduced amount, or, if the employee continues working past 65, later in an increased amount. Administrative expenses for the Pension Plan are paid by the Company. Benefits under the Pension Plan become fully vested upon 5 or more years of service to the Company.
Benefits are not offset against Social Security.

    The following table sets forth estimated annual benefits payable upon retirement at age 65 assuming the employee chooses the regular form of benefit under the Pension Plan.

                               PENSION PLAN TABLE

                                                   YEARS OF BENEFIT SERVICE
                                                   ------------------------
           HIGH-3 AVERAGE
            COMPENSATION                  5        10        20        30         40
            ------------                  -        --        --        --         --
$ 25,000                              $  1,900  $  3,800  $  7,500  $11,300   $  15,600
  50,000                                 4,300     8,500    17,100    25,600     34,900
  75,000                                 6,800    13,500    27,100    40,600     54,900
 100,000                                 9,300    18,500    37,100    55,600     74,900
 125,000                                11,800    23,500    47,100    70,600     94,900
 150,000 and over(1)                    14,300    28,500    57,100    85,600    114,900(1)

--------
(1) The Maximum amount payable under the pension plan in 1997 is $117,592.

    For purposes of the table, Mr. Shanahan had 22 years of service with the Company as of December 31, 1996.



                                        7





401(K) PLAN

    Effective as of January 1, 1997, the Company adopted the Financial Institutions Thrift Plan, an employee profit-sharing plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"). Under the 401(k) Plan, eligible participants may defer portions of their salaries for future receipt and the Company may match up to 50% of the deferral contribution made by such participant up to a maximum deferral contribution of 6% of a participant's compensation during the previous fiscal year.

EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

    The names and ages of the Executive Officers of the Company and the Bank and each Executive Officers' position with the Company or the Bank is listed below.


                                                           POSITIONS AND OFFICERS WITH THE
                  NAME                      AGE                  COMPANY OR THE BANK
                  ----                      ---                  -------------------
Patrick J. Shanahan, Jr.                     52   President and Chief Executive Officer of the Company
                                                    and Chairman, President and Chief Executive
                                                    Officer of the Bank

John A. Macomber                             49   Vice President, Treasurer and Chief Financial
                                                    Officer of the Company and the Bank

Robert D. McCormick                          51   Vice President of the Bank -- Commercial Lending

Francis B. Geary                             57   Vice President of the Bank -- Commercial Lending

Anthony J. DePamphilis, Jr.                  37   Vice President of the Bank -- Information Systems and
                                                    Operations

Donna M. Dupuis                              39   Vice President of the Bank -- Internal Audit

Betty C. Ricci                               43   Vice President of the Bank -- Branch and Network Systems


    Mr. Shanahan has served as President and Chief Executive Officer of the Company since 1980. Mr. Shanahan has served as Chairman of the Board of Directors of the Bank since 1989 and President and Chief Executive Officer of the Bank since 1975. In addition to his duties as Vice President and Treasurer of the Company and the Bank, at which he has been employed since 1992, Mr. Macomber was appointed Chief Financial Officer of the Company and the Bank in 1996. Mr. Macomber served as Senior Vice President and Treasurer of Greater Providence Deposit Corporation from 1985 to 1992. Mr. Macomber is a certified public accountant. Mr. McCormick has been Vice President and Manager of Credit and Loan Administration of the Bank since 1994. Mr. McCormick joined the Bank as Vice President and Commercial Loan Officer in 1993. Prior to such time, Mr. McCormick served as Vice President and as Senior Commercial Lender at New England Savings Bank from 1991 to 1993. Mr. Geary has been employed as Vice President of Commercial Lending and as a Commercial Loan Officer of the Bank since 1995, and is responsible for Business Development. Prior to such time, Mr. Geary was employed as Senior Asset Manager for the Resolution Trust Corporation from 1993 to 1994. Prior to 1993, Mr. Geary was employed as Senior Vice President and Division Head of Old Stone Bank. Mr. DePamphilis has been employed with the Bank as Vice President of Information Systems and Operations of the Bank since 1995. Mr. DePamphilis has been employed with the Bank since 1985 and has served in numerous capacities during such time. Ms. Dupuis has been employed as Vice President of Internal Audit of the Bank since 1992. From 1986 to 1992, Ms. Dupuis served as Treasurer of the Company and the Bank. Ms. Dupuis has been employed with the Bank since 1978. Mrs. Ricci has been



                                        8





employed as Vice President of Branch and Network Systems of the Bank since December 1996. From November 1995 to December 1996, Mrs. Ricci was Vice President of Retail Banking at the Bank and from 1988 until November 1995, Mrs. Ricci was Vice President of Deposit Operations at the Bank.

COMPENSATION COMMITTEE REPORT

    The Compensation Committee represents both the Company and the Bank and, in 1996, consisted of three directors who were not officers or employees of the Company; William A. Carroll, Joseph V. Mega and Raymond F. Bernardo as well as Patrick J. Shanahan, Jr., President, Chief Executive Officer and a Director of the Company and Chairman, President, Chief Executive Officer and a Director of the Bank.

    The Committee's primary responsibilities are to provide independent review and oversight and promote corporate accountability for executive compensation, approve performance and base compensation policies for executive management and employees, approve-incentive plans, and to provide oversight of company benefit programs.

    Decisions on compensation of the Company's and the Bank's executives generally are made by the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of the Company's and the Bank's executive officers are reviewed by each of the full Company and Bank Board. Pursuant to rules of the Securities and Exchange Commission, set forth below is a report prepared by the Company's and the Bank's Board Compensation Committee addressing the Company's and the Bank's compensation policies for 1996 as they affected Mr. Shanahan, the Company's chief executive officer, and the other executive officers.

    Compensation Policies Toward Executive Officers. The Company's and the Bank's compensation program for executive officers consists of base salary. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Levels of executive compensation are set at levels that the Compensation Committee believes to be consistent with others in the Bank's industry.

Chief Executive Officer Compensation:

    Mr. Shanahan serves the Bank pursuant to an employment agreement dated February 6, 1996 which provides for his employment as President and Chief Executive Officer of the Bank and Company. The terms of Mr. Shanahan's contract were negotiated at arms-length. Mr. Shanahan's base salary was $223,350 in the calendar year 1996 and is subject to an increase of no less than 5% each calendar year. See "Employment Agreement."

                                    Members of the Compensation Committee



                                    PATRICK J. SHANAHAN, JR.
                                    WILLIAM A. CARROLL
                                    JOSEPH V. MEGA
                                    RAYMOND F. BERNARDO



                                        9





RELATED PARTY TRANSACTIONS

    The Bank has had, and expects to have in the future, various loan and other banking transactions in the ordinary course of business with the directors, executive officers, and principal stockholders of the Company, the Bank and entities with which such persons may be associated. All such transactions: (i) have been and will be made in the ordinary course of business; (ii) have been and will be made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with unrelated persons; and (iii) in the opinion of management do not and will not involve more than the normal risk of collectability or otherwise present other terms less favorable to the Bank than would otherwise be obtained with unrelated persons. As of December 31, 1996, the total dollar amount of extensions of credit to directors, executive officers and any of their associates were approximately $1,384,981, which represented approximately 11.0% of total stockholders' equity as of such date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1996, each member of the Compensation Committee other than Mr. Shanahan was an independent, non-employee Director of both the Company and the Bank. Mr. Shanahan is President, Chief Executive Officer and a Director of the Company and Chairman, President, Chief Executive Officer and a Director of the Bank.

EMPLOYMENT AGREEMENT

    Effective as of February 6, 1996, the Company entered into an amended and restated employment agreement with Patrick J. Shanahan, Jr., President and Chief Executive Officer of the Company and the Bank (the "Employment Agreement"). The Employment Agreement provides that Mr. Shanahan's base salary from January 1, 1997 to December 31, 1997 will be $236,751, and that such salary shall be reviewed each year and that there shall be an annual increase of not less than five (5%) percent. In addition to base salary, the Employment Agreement provides for, among other things, participation in other fringe benefits applicable to executive officers including the Company's supplemental executive retirement plan (described above).

    The Employment Agreement provides that either the Company or Mr. Shanahan may terminate the agreement upon 90 days notice to the other. The Employment Agreement provides for termination by the Company for cause as defined in the Employment Agreement at any time without further compensation. In the event the Company chooses to terminate Mr. Shanahan's employment for reasons other than cause, Mr. Shanahan would be entitled to continue to receive from the Company his existing base salary and all benefits for twenty-four (24) months from the date of termination.

    Under the Employment Agreement, if Mr. Shanahan voluntarily terminates the Employment Agreement upon a change of control of the Company (as defined in the Employment Agreement), or Mr. Shanahan is deemed involuntarily terminated as a result of certain events or circumstances following a change of control, then Mr. Shanahan would be entitled, at his sole discretion, to either: (i) the payments and benefits due under the Employment Agreement upon termination by the Company other than for cause as set forth above; or (ii) 2.99 times the "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended, plus certain other entitlements, but excluding his W-2 earnings resulting from the exercise of stock options, payable in one lump sum on the date of termination.

    In the event of a change in control of the Company, were Mr. Shanahan to opt for the lump-sum payment of 2.99 times the "base amount", the total amount of payments under the Employment Agreement, based solely on cash compensation paid to Mr. Shanahan over the past five fiscal years and excluding any benefits under any employee benefit plan which may be payable, would be approximately $609,000.



                                       10





SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding the ownership of Common Stock of the Company as of February 15, 1997 by each of the Directors and Executive Officers and the Directors and Executive Officers as a group.

                                                                 AMOUNT AND NATURE OF    PERCENT OF
                            NAME                               BENEFICIAL OWNERSHIP(1)      CLASS
                            ----                               -----------------------      -----
Raymond F. Bernardo(a) ..................................               19,940(2)            1.6%
William A. Carroll(c) ...................................               89,450(3)            7.1%
Artin Coloian, Esq.(a) ..................................                  500                 *
Anthony J. DePamphilis, Jr.(b) ..........................                  300                 *
Donna M. Dupuis(b) ......................................                  100                 *
Francis B. Geary(b) .....................................                  100                 *
Joseph A. Keough(a) .....................................                5,000                 *
John A. Macomber(b) .....................................                1,000                 *
Peter J. Mathieu, Jr., M.D.(a) ..........................               58,800(4)            4.7%
Robert D. McCormick(b) ..................................                  100(5)              *
Joseph V. Mega(a) .......................................                3,500(6)              *
John Nazarian, Ph.D.(a) .................................                  500                 *
Betty C. Ricci(b) .......................................                  100(7)              *
Patrick J. Shanahan, Jr.(a)(b) ..........................               78,521(8)            6.2%
William P. Shields(a) ...................................                  700                 *
Directors and Executive Officers as a Group
  (15 persons) ..........................................              256,911              20.5%


--------
 *  Shareholdings represent less than 1.0% of class

(a) Designates Director of the Company and the Bank

(b) Designates Executive Officer of the Company and/or the Bank

(c) Mr. Carroll was Chairman of the Board of Directors of the Company until his death in February 1997.

NOTES:

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose or to direct the disposition of such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic interest in shares set opposite their respective names.

(2) Includes 19,940 shares held by the R.F. Bernardo Revocable Trust, of which Mr. Bernardo is trustee.

(3) Incudes 10,000 shares owned by Mr. Carroll's wife, Elena Carroll.

(4) Includes 40,000 shares owned in joint tenancy with Dr. Mathieu's wife, Betty Burkhardt Mathieu, M.D.

(5) Shares are owned in joint tenancy with Nancy A. McCormick, his wife.

(6) Shares are owned in joint tenancy with Antonette M. Mega, his wife.

(7) Shares are owned in joint tenancy with Vincent A. Ricci, Jr., her husband.

(8) Includes 8,150 shares owned in joint tenancy with Mr. Shanahan's wife, Margaret F. Shanahan and 500 shares owned by Margaret F. Shanahan separately.



                                       11





COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and 10% shareholders to file reports of ownership (Form 3) and changes of ownership (Form 4) with respect to the Company's Common Stock with the Securities and Exchange Commission. Executive officers, directors and principal shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the filings for 1996 furnished to the Company, the Company notes that Dr. Peter J. Mathieu, Jr., M.D., a Director of the Company and the Bank filed a Form 3 report late by one day.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
                               (PROPOSAL NUMBER 2)

    The Board of Directors has selected Arthur Andersen LLP ("Arthur Andersen"), independent public accountants, as the independent public accountants for the Company for the year ending December 31, 1997. At the Annual Meeting, the shareholders will vote upon a proposal to ratify the selection of the firm as independent public accountants.

    The financial statements of the Company have been audited by Arthur Andersen for each of the fiscal years since the Company's formation in 1980. The financial statements of the Bank have been audited by Arthur Andersen for each of the fiscal years since 1979. Other services rendered during the year 1996 by Arthur Andersen included tax return review and tax planning consultations, services to the Company in connection with filings with the Securities and Exchange Commission ("SEC") pursuant to Section 12 of the Exchange Act and a review of data processing systems alternatives and assistance in connection with a customer survey. Additionally, Arthur Andersen reported on the financial statements contained in a Registration Statement on Form S-1 filed pursuant to the Securities Act of 1933, as amended (the "1933 Act") with the SEC in connection with the public offering of shares of the Common Stock of the Company. It is expected that representatives of Arthur Andersen will be present at the Annual Meeting of the Company and that they will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

    An affirmative vote of a majority of the shares of the Common Stock of the Company represented in person or by proxy at the Annual Meeting is necessary for ratification of the appointment of Arthur Andersen as independent public accountants. The Board of Directors of the Company recommends that you vote "FOR" ratifying the selection of Arthur Andersen. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

    THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  "FOR"  RATIFICATION  OF  THE
APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997

                                  OTHER MATTERS

    The Company Board knows of no additional matters which are likely to be presented for action at the Annual Meeting other than the two proposals specifically set forth in the Notice and referred to herein. If any other matter properly comes before the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

           SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Any stockholder of the Company may present a proposal for consideration at future meetings of the stockholders of the Company. Any proposal for consideration at the Company's 1998 Annual Meeting of stockholders must received by the Company at its principal executive officers, 180 Washington Street, Providence, Rhode Island 02903, no later than December 10, 1997.



                                       12





                                  ANNUAL REPORT

    A copy of the Company's Annual Report for the year ended December 31, 1996, which includes financial statements, has been mailed to all shareholders with this Proxy Statement and has been filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996. The Annual Report is not to be regarded as proxy soliciting material. Additional copies of the Annual Report may be obtained by shareholders of the Company without charge on written request to John A. Macomber at the address indicated below.

                                        By Order of the Board of Directors

                                        /s/ William F. Hague, Jr.
                                        --------------------------------

180 Washington Street                   William F. Hague, Jr.
Providence, Rhode Island 02903          Secretary
April 9, 1997                           First Financial Corp.






                                       13





                               FORM OF PROXY CARD
                                   [SIDE ONE]


                              FIRST FINANCIAL CORP.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
               1997 ANNUAL MEETING OF SHAREHOLDERS ON MAY 14, 1997


         The undersigned hereby appoints Patrick J. Shanahan, Jr. and William F. Hague, Jr. and each of them proxies, each with power of substitution, to vote at the 1997 Annual Meeting of Shareholders of FIRST FINANCIAL CORP. to be held on May 14, 1997 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the reverse side of this ballot on the election of directors and the other matters set forth herein and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

                 (TO BE CONTINUED AND SIGNED ON THE OTHER SIDE)






                                   [SIDE TWO]

A  [X]  PLEASE MARK YOUR
            VOTE AS IN THIS
            EXAMPLE.

               FOR ALL NOMINEES           WITHHOLD
                LISTED AT RIGHT          AUTHORITY
           (EXCEPT AS WITHHELD IN      (TO VOTE FOR
               THE SPACE BELOW)           AT RIGHT)    NOMINEES:
                                                             Artin Coloian, Esq.
 .............................................................John Nazarian
 .............................................................William P. Shields

1. ELECTION         [   ]                  [   ]
     OF
     DIRECTORS

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN
THE SPACE PROVIDED BELOW. ___________________
-----------------------------------------


2. APPOINTMENT OF ARTHUR                    FOR          AGAINST        ABSTAIN
    ANDERSEN LLP AS AUDITORS
    The  Board of Directors recommends
    a vote FOR the proposal to appoint      [ ]            [ ]            [ ]
    Arthur Andersen LLP as the independent
    public accountants of the Company for
    the fiscal year ending December 31, 1997


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AND FOR THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997 AND UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING IN THE APPOINTED PROXIES' DISCRETION.

PLEASE DATE, SIGN AS NAME APPEARS HEREON, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.

THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF A COPY OF THE ACCOMPANYING NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS AND RELATED PROXY STATEMENT.


SIGNATURE ______________ DATE ______  SIGNATURE ______________ DATE ______
NOTE: (Executors, administrators, trustees, custodians, etc. should indicate capacity in which signing. When stock is held in the name of more than one person, each person should sign the proxy.)